HFS Incorporated and Subsidiaries EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)
                      (In thousands, except per share data)

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

                                                                                  For the Three Months Ended September 30,
                                                                                        1996                  1995
                                                                                -------------------    ------------------
                                                                                             Fully                 Fully
                                                                                 Primary    Diluted    Primary    Diluted
                                                                                -----------------------------------------

Net income ..................................................................   $ 61,070   $ 61,070   $ 27,119   $ 27,119
Convertible debt interest and amortization
  of deferred loan costs, net of tax ........................................      1,134      1,134      1,092      1,092
                                                                                --------   --------   --------   --------
Net income as adjusted ......................................................   $ 62,204   $ 62,204   $ 28,211   $ 28,211
                                                                                ========   ========   ========   ========

Weighted average common shares outstanding                                       123,322    123,322     99,398     99,398
Incremental shares for outstanding
  stock options and warrants ................................................     11,052     11,364      7,306      8,094
Convertible debt ............................................................      8,256      8,256      8,266      8,266
                                                                                --------   --------   --------   --------

Weighted average common and common
  equivalent shares outstanding .............................................    142,630    142,942    114,970    115,758
                                                                                ========   ========   ========   ========

Net income per share ........................................................   $   0.44   $   0.44   $   0.25   $   0.24
                                                                                ========   ========   ========   ========

                                                                                For the Three Months  Ended September 30,
                                                                                        1996                  1995
                                                                                -------------------    ------------------
                                                                                             Fully                 Fully
                                                                                 Primary    Diluted    Primary    Diluted
                                                                                -----------------------------------------

Net income ..................................................................   $122,632   $122,632   $ 59,364   $ 59,364
Convertible debt interest and amortization
  of deferred loan costs, net of tax ........................................      3,369      3,369      3,276      3,276
                                                                                --------   --------   --------   --------

Net income as adjusted ......................................................   $126,001   $126,001   $ 62,640   $ 62,640
                                                                                ========   ========   ========   ========

Weighted average
  common shares outstanding .................................................    112,036    112,036     96,166     96,166
Incremental shares for outstanding
  stock options and warrants ................................................     10,667     11,391      5,132      7,624
Convertible debt ............................................................      8,257      8,257      8,266      8,266
                                                                                --------   --------   --------   --------
Weighted average common and
  common equivalent shares outstanding                                           130,960    131,684    109,564    112,056
                                                                                ========   ========   ========   ========

Net income per share ........................................................   $   0.96   $   0.96   $   0.57   $   0.56
                                                                                ========   ========   ========   ========

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